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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 26, 1996, with respect to the consolidated financial statements of About Software Corporation S.A. and Subsidiary included in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of White Pine Software, Inc. for the registration of 3,000,000 shares of its common stock.

Ernst & Young Audit

/s/ Jacques Fournier

Jacques Fournier
Nice, France

October 3, 1996